CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2015, relating to the financial statements and financial highlights, which appear in the December 31, 2014 Annual Report to Shareholders of Columbia Variable Portfolio – Marsico 21st Century Fund, Columbia Variable Portfolio – Marsico Focused Equities Fund, Columbia Variable Portfolio – Marsico Growth Fund and Columbia Variable Portfolio – International Opportunities Fund (formerly known as Columbia Variable Portfolio - Marsico International Opportunities Fund ) (four of the funds constituting Columbia Funds Variable Insurance Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 27, 2015